Exhibit 24
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John C. East, Maurice E. Carson and David L. Van De Hey, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Annual Report on Form 10-K and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

Signature	Title	Date

/s/ John C. East (John C. East)	President and Chief Executive Officer (Principal Executive Officer) and Director	March 12, 2010
/s/ Maurice E. Carson (Maurice E. Carson)	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 12, 2010
/s/ James R. Fiebiger (James R. Fiebiger)	Director	March 12, 2010
/s/ Jacob S. Jacobsson (Jacob S. Jacobsson)	Director	March 12, 2010
/s/ Patrick W. Little (Patrick W. Little)	Director	March 12, 2010
/s/ J. Daniel McCranie (J. Daniel McCranie)	Director	March 12, 2010
/s/ Jeffrey C. Smith (Jeffrey C. Smith)	Director	March 12,2010
/s/ Robert G. Spencer (Robert G. Spencer)	Director	March 12, 2010
/s/ Eric J. Zahler (Eric J. Zahler)	Director	March 12, 2010